EXHIBIT 10 (dd)
SECOND AMENDMENT
Dated as of December 7, 2009
to
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of December 8, 2008
     This SECOND AMENDMENT (this “Amendment”), dated as of December 7, 2009, is entered into among GREIF PACKAGING LLC, a Delaware limited liability company (“Greif”), GREIF RECEIVABLES FUNDING LLC, a Delaware limited liability company (the “SPV”), the Investors, Managing Agents and Administrators party hereto, and BANK OF AMERICA, N.A., as Agent (the “Agent”).
RECITALS
     WHEREAS, the parties hereto have entered into that certain Transfer and Administration Agreement dated as of December 8, 2008 (the “Transfer and Administration Agreement”);
     WHEREAS, the parties hereto desire to amend the Transfer and Administration Agreement as provided herein;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the Transfer and Administration Agreement, the parties hereto agree as follows:
     SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Transfer and Administration Agreement.
     SECTION 2. Amendments to Transfer and Administration Agreement. The Transfer and Administration Agreement is hereby amended as follows:
     2.1. The definition of “Commitment Termination Date” in Section 1.1 of the Transfer and Administration Agreement is hereby amended and restated in its entirety to read as follows:
     “Commitment Termination Date” means December 6, 2010, or such later date to which the Commitment Termination Date may be extended by the SPV, the Agent and the Committed Investors (each in their sole discretion).
     2.2. The definition of “Concentration Limits” in Section 1.1 of the Transfer and Administration Agreement is hereby amended to change “Below A/A3 or unrated” with respect to the 3.00% concentration limit to “Below A-/A3 or unrated”.
     2.3. Section 7.5(a) and 7.5(b) of the Transfer and Administration Agreement are hereby amended to change “thirty (30) days” with respect to cure periods to “fifteen (15) days”.
     2.4. Section 9.6(a) of the Transfer and Administration Agreement is hereby amended to add any documented out-of-pocket expenses with respect to rating agencies to the definition of Transactions Costs.
     SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date first written above upon receipt by the Agent (and each Managing Agent, upon its request) of: (a) a counterpart (or counterparts) of this Amendment, duly executed by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties, (b) a counterpart (or counterparts) of the Fee Letter, duly executed by each of the parties thereto, together with payment of the “renewal fee” as referred to therein, (c) payment of the reasonable legal fees of Mayer Brown LLP, counsel to the Agent, in connection herewith, and (d) a counterpart (or counterparts) of the Omnibus Amendment to Liquidity Asset Purchase Agreement and SSCEA Supplement, duly executed by the Agent and YC SUSI Trust.
     SECTION 4. Miscellaneous.
     4.1. Representations and Warranties. The SPV hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of the SPV, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist.
     4.2. References to Transfer and Administration Agreement. Upon the effectiveness of this Amendment, each reference in the Transfer and Administration Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended hereby, and each reference to the Transfer and Administration Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Transfer and Administration Agreement shall mean and be a reference to the Transfer and Administration Agreement as amended hereby.
     4.3. Effect on Transfer and Administration Agreement. Except as specifically amended above, the Transfer and Administration Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     4.4. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Investor under the Transfer and Administration Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
     4.5. Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     4.6. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     4.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
     4.8. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREIF RECEIVABLES FUNDING LLC,
as SPV

By:	/s/ Gary R. Martz

Name: Gary R. Martz
Title: Senior Vice President, General Counsel

GREIF PACKAGING LLC,
individually, as an Originator and as the Servicer

By:	/s/ John K. Dieker

Name: John K. Dieker
Title: Vice President and Treasurer

YC SUSI TRUST,
as a Conduit Investor and an Uncommitted Investor

By:	Bank of America, National Association,
as Administrative Trustee

By:	/s/ Steven Maysonet

Name: Steven Maysonet
Title: Vice President

BANK OF AMERICA,
NATIONAL ASSOCIATION,
as Agent and as Managing Agent, Administrator and Committed Investor for the Bank of America Investor Group

By:	/s/ Steven Maysonet

Name: Steven Maysonet
Title: Vice President